SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                February 12, 2004
                Date of Report (Date of earliest event reported)


                              TRUSTMARK CORPORATION
             (Exact name of registrant as specified in its charter)


  Mississippi                       0-3683                       64-0471500
(State or other            (Commission File Number)             (IRS Employer
 jurisdiction of                                             Identification No.)
 incorporation)



                             248 East Capitol Street
                                Jackson, MS 39201
          (Address, including zip code, of principal executive office)


                                 (601) 208-5111
              (Registrant's telephone number, including area code)


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Item 5.   Other Events and Regulation FD Disclosure

Trustmark Corporation's wholly-owned subsidiary, Trustmark National Bank, has filed applications to become a Fed-member, state-chartered banking institution. Upon regulatory approvals by the Mississippi Department of Banking and Consumer Finance and the Federal Reserve, which are expected to be received by the end of the first quarter, the bank charter will be converted to a Mississippi charter. The Federal Reserve and the Mississippi Department of Banking and Consumer Finance will dually regulate Trustmark. Once the conversion has been completed, the bank will be known as Trustmark Bank.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRUSTMARK CORPORATION


BY:        /s/ Zach L. Wasson
           Zach L. Wasson
           Treasurer (Principal
           Financial Officer)

DATE:      February 12, 2004